                                                                  EXHIBIT 10.17


                              SETTLEMENT AGREEMENT
                              --------------------

         This Settlement Agreement ("AGREEMENT") is made and entered into as of this 30th day of September, 2002 (the "EFFECTIVE DATE"), by and between Nanogen, Inc., a Delaware corporation ("NANOGEN"), on the one hand, and CombiMatrix Corporation, a Delaware corporation ("COMBIMATRIX"), Donald D. Montgomery, Ph.D., an individual ("MONTGOMERY"), and Acacia Research Corporation, a Delaware corporation ("ACACIA"), on the other hand. Nanogen, CombiMatrix, and Montgomery are collectively referred to as the "Parties".


                                R E C I T A L S :
                                -----------------


         A. Certain disputes and controversies have arisen between the Parties. On November 28, 2000, Nanogen filed the lawsuit NANOGEN, INC. V. DONALD D. MONTGOMERY AND COMBIMATRIX CORP., Case No. 00CV2369 in the Southern District of California. In response, Montgomery and CombiMatrix filed a counterclaim in the action against Nanogen. This litigation, including all claims and counter-claims contained therein, is referred to herein as "the Action." More specifically, the dispute between the parties concerns the inventorship and ownership of the currently issued claims of the U.S. Patent Nos. 6,093,302 (the "`302 Patent") and 6,280,595 (the "`595 Patent") and of foreign equivalents of said claims (collectively the "Disputed Technology").

         B. The Parties desire to settle their disputes regarding the Action and the Disputed Technology on the terms and conditions set forth below. The Parties do not intend to release any other claims unless specifically set forth below. The Parties agree that Montgomery and Nanogen are still bound by the Settlement Agreement of February 26, 1996 (the "1996 Settlement Agreement"), which unless specifically modified herein, remains in full force and effect.

         NOW, THEREFORE, in consideration of mutual covenants and agreements contained herein, the Parties agree as follows:

         1. DISMISSALS WITH PREJUDICE. Nanogen hereby agrees to dismiss with prejudice its claims in the Action. Montgomery and CombiMatrix hereby agree to dismiss with prejudice their counterclaims in the Action. Nanogen, Montgomery and CombiMatrix each agree to sign the Stipulation for Dismissal with Prejudice of All Claims and Counter Claims attached hereto as EXHIBIT "A" within 24 hours after Nanogen's receipt of the CombiMatrix Capital Stock as required by Paragraph 3(c) below. CombiMatrix shall cause the stipulation to be filed with the Court, and shall provide the other parties with a filed-stamped copy of the Stipulation immediately upon receipt.

         2. PAYMENT BY COMBIMATRIX AND MONTGOMERY. CombiMatrix and Montgomery agree to make settlement payments of a total of one million dollars ($1,000,000.00) to Nanogen as follows:

                  (a) The sum of five hundred thousand dollars ($500,000) within thirty (30) days of the execution of this Agreement; and

                  (b) An additional five hundred thousand dollars ($500,000) on or before the date which is one (1) year after the execution of this Agreement.

                  (c) If one or more of the above settlement payments are not made within the time specified above, Nanogen agrees to fully exhaust its rights against CombiMatrix, for a period not to exceed one hundred and eighty (180) days after written demand by Nanogen, before pursuing its rights against Montgomery.

         3. DELIVERY OF STOCK BY COMBIMATRIX. CombiMatrix agrees to transfer to Nanogen stock as described below:

                  (a) CombiMatrix represents and warrants that Schedule A is the capital structure of CombiMatrix as of the Effective Date, including but not limited to, common stock, preferred stock, warrants, options, other rights to purchase and other equity interests (collectively "CombiMatrix Equity").

                  (b) Simultaneously with the execution of this Agreement, CombiMatrix and Nanogen shall execute two copies of a Subscription Agreement in the form attached hereto as EXHIBIT "B".

                  (c) Within five (5) days of the filing of the execution of this Agreement, CombiMatrix shall issue and deliver to Nanogen four million sixteen thousand three hundred forty six (4,016,346) shares of CombiMatrix Capital Stock (as defined in Paragraph (e) below), which CombiMatrix warrants and represents is seventeen and one-half percent (17.5%) of the issued and outstanding CombiMatrix Capital Stock as of the effective date of this Agreement. CombiMatrix agrees to register such stock delivered to Nanogen in any registration statement that becomes effective after the date hereof or as part of the S-4 filed by Acacia, whichever is made effective first;

                  (d) As of the Effective Date, CombiMatrix has three million eight hundred two thousand three hundred and thirty (3,802,330) options and thirty eight thousand and fifty (38,050) warrants (collectively the "Issued

Options and Warrants") outstanding to purchase CombiMatrix common stock. For the three (3) year period from the Effective Date, CombiMatrix shall, within thirty
(30) days after the end of each calendar quarter, issue and deliver to Nanogen a certificate for that number of additional shares of CombiMatrix Capital Stock equal to seventeen and one-half percent (17.5%) of the number of Issued Options and Warrants, and any additional warrants and options that are issued during the period beginning on the Effective Date and ending on the Listing Date (as defined in paragraph (f) below), which were exercised during the previous calendar quarter. CombiMatrix shall have no obligation to issue Nanogen additional shares of CombiMatrix Capital stock for Issued Options and Warrants which are exercised following the three (3) year period after the Effective Date, or for any other CombiMatrix warrants or options that are issued or exercised at any time, other than specifically indicated above.

                  (e) In the event that CombiMatrix issues any CombiMatrix Capital Stock, (meaning any additional CombiMatrix Equity or any stock into which such shares are converted or exchanged by way of recapitalization, merger, reclassification or any similar event) on or before the expiration of the Initial Protection Period (as defined below) CombiMatrix shall in each case, to the extent applicable, issue and deliver to Nanogen a certificate for that number of additional shares of CombiMatrix Capital Stock that, when combined with all other shares issued by CombiMatrix to Nanogen, represents seventeen and one-half percent (17.5%) of CombiMatrix Capital Stock on the date such additional shares are issued.

                  (f) In the event: (A) the date on which the CombiMatrix Capital Stock first becomes publicly traded (the "LISTING DATE") does not occur on or before the date which is one hundred (100) days following the Effective Date (the "INITIAL MEASUREMENT DATE"), and (B) CombiMatrix issues any additional

CombiMatrix Capital Stock to any of its existing stockholders or directors, officers, and employees as of the Effective Date, Roche, or Marubeni Japan (collectively, the "DESIGNATED STOCKHOLDERS") during the Additional Protection Period (as defined below), CombiMatrix shall, in each case to the extent applicable, issue and deliver to Nanogen a certificate representing that number of additional shares of CombiMatrix Capital Stock that, when combined with all other shares issued to Nanogen during the Additional Protection Period, represents seventeen and one-half percent (17.5%) of the total CombiMatrix Capital Stock issued to the Designated Stockholders during the Additional Protection Period. CombiMatrix shall have no obligation to issue to Nanogen additional shares of CombiMatrix Capital Stock pursuant to this paragraph (f) for shares of CombiMatrix Capital Stock issued after the Listing Date.

                  (g) For purposes hereof, the "Initial Protection Period" shall mean the period beginning on the Effective Date and ending upon the earlier of
(i) the Initial Measurement Date, and (ii) the Listing Date.

                  (h) For purposes hereof, the "Additional Protection Period" shall mean the period beginning on the day immediately following the Initial Measurement Date and ending upon the earlier of (i) the date which is one hundred and seventy (170) days following the Initial Measurement Date, and (ii) the Listing Date.

                  (i) CombiMatrix Capital Stock issued to Nanogen pursuant to this Agreement shall be entitled to no less rights, preferences and privileges as any other CombiMatrix Capital Stock until the Listing Date.

                  (j) Nanogen agrees to give CombiMatrix three (3) business day's prior written notice (such notice to include the amount of stock Nanogen intends to sell) before selling any CombiMatrix Capital Stock. Within such three
(3) business day period, CombiMatrix may, upon written notice to Nanogen, which must be received within such three

         (3) business day period, elect to purchase all such shares being offered for sale from Nanogen at the then current fair market value (if publicly traded, the average of the average of the high and low trading prices for each day, during such three (3) business day period). The purchase must be completed and all consideration paid within three (3) business days of providing such written notice to Nanogen. If CombiMatrix fails to notify Nanogen within the time frame set forth herein or if CombiMatrix fails to complete the purchase within the time frame set forth herein, then Nanogen shall be free to sell such CombiMatrix Capital Stock.

         4. PAYMENT BY COMBIMATRIX OF TWELVE AND ONE-HALF PERCENT (12.5%)
ROYALTY.

                  (a) CombiMatrix shall make payments to Nanogen ("Royalties") of twelve and one-half percent (12.5%) of Net Revenues, up to a maximum of $1,500,000 in aggregate Royalties per Year, commencing on the Effective Date.

                  (b) CombiMatrix shall pay to Nanogen minimum Royalties of $150,000 for Year 2, and $100,000 per Year for each Year thereafter. There shall be no minimum Royalties during Year 1.

                  (c) The Royalty obligations set forth herein shall remain in effect until the last to expire of the patents constituting the Disputed Technology and all divisionals, continuations, and continuations-in-part, and all United States and foreign patents issuing on any of the preceding applications, including extensions, reissues, reexaminations, and renewals of any of the preceeding in connection therewith (the Disputed Technology, U.S. Patent No. 6,444,111, together with such divisionals, continuations, and continuations-in-part, and all United States and foreign patents issuing on any of the preceding applications, including extensions, reissues, reexaminations, and renewals of any of the preceeding collectively the "Patents").

                  (d) Notwithstanding the foregoing or anything else to the contrary contained herein, in no event shall CombiMatrix be required to pay any Royalties to Nanogen with respect to any revenue billed, invoiced or received by CombiMatrix or any of its Affiliates, for: (i) upfront sub-licensing and upfront licensing payments (but only if CombiMatrix will also receive non-de minimis royalty payments with respect to the Products for which such upfront payments were made); (ii) research and/or development payments; (iii) milestone payments;
(iv) equity investments; or (v) loans.

                  (e) Royalties, including minimum payments, hereunder shall be made by CombiMatrix on a quarterly basis within thirty (30) days after the end of each calendar quarter, for all Net Revenues received during the prior calendar quarter. Royalties shall be accompanied by a report of Net Revenues for such quarter and the computation thereof.

                  (f) CombiMatrix shall keep accurate records of Net Revenues for a period not to exceed five (5) years, unless in dispute, in which event they shall be kept until said dispute is settled, and such records shall be open during reasonable business hours and upon thirty (30) days prior written notice, at the place where such records are customarily kept, for examination by an independent certified public accountant selected and paid for by Nanogen, for the purpose of verifying the accuracy of such Net Revenues reported to Nanogen and payments due thereon; provided, that Nanogen may exercise its rights of inspection hereunder no more than once per year. In the event that any audit performed under this Section reveals an underpayment in excess of five percent (5%), CombiMatrix shall bear the reasonable costs of such audit and shall remit any amounts due to Nanogen plus the costs of the audit within thirty (30) days of receiving notice thereof.

                  (g) Definitions:

                           i. "Affiliate" shall mean a person or entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified.

                           ii. "Net Revenues" shall mean actual amounts collected by CombiMatrix and Affiliates from Non-Affiliated third parties as royalties on Products sales or actual amounts collected by CombiMatrix and Affiliates for sales of Products to Non-Affiliated third parties after deduction of the following to the extent actually paid or provided by CombiMatrix or Affiliates: (A) cash, trade and quantity discounts, (B) returns, rejections, replacement of goods for free, allowances and rebates, (C) sales, use, excise, or similar taxes paid or to be by CombiMatrix or Affiliates , (D) customs fees, and duties and other governmental charges, and (E) costs of insurance and freight.

                           iii. "Products " shall mean chips, reagents, instruments, and software, the use of which would infringe or contribute to the infringement of one or more claims of the Patents.

                           iv.      "Year" shall mean a twelve-month period.

         5. SECURITY INTEREST: As security for its obligations under this Agreement (including any obligation to pay liquidated damages to Nanogen pursuant to this Agreement), CombiMatrix hereby grants to Nanogen a lien and security interest in the Patents. CombiMatrix and Montgomery agree to cooperate fully with Nanogen in completing and filing a UCC-1 financing statement, and Patent and Trademark Office Form 1595 (a recordation cover sheet and the security agreement) in order to record Nanogen's security interest in the Patents. CombiMatrix hereby warrants and represents that there are no other security interests or liens against the Patents as of the effective date hereof. Notwithstanding the foregoing, without the necessity of any additional document being executed by Nanogen for the purpose of effecting a subordination, Nanogen's security interest or lien granted hereby shall be automatically subject and subordinate to, at all times, any and all licenses of any type or kind, whether exclusive or nonexclusive, expressed or implied, whether such licenses presently exist or are hereafter executed or granted by CombiMatrix, or its successor in interest, with respect to rights under the Patents (collectively, the "Licenses"). Any person or entity licensing any rights pursuant to any of the Licenses (a "Licensee") shall be deemed to be a Licensee in the ordinary course of business in accordance with Section 9321 of the California Commercial Code, or any other similar statute. Within ten (10) days of CombiMatrix's, or its successor in interest's, written request, Nanogen, or its successor in interest, shall execute a written subordination agreement, or similar document, that fully and unconditionally subordinates the security interest and/or lien created hereunder to the interests of a Licensee consistent with the provisions of this Paragraph. If the security interest or lien granted hereunder is foreclosed upon, or a conveyance in lieu of foreclosure is made for any reason, Nanogen, or its successor in interest, hereby agrees to honor and be bound by all Licenses so long as the Licensee performs its material obligations under the License for the benefit of Nanogen or its successor. However, unless Nanogen or its successor consents in writing, neither Nanogen nor its successor shall be required to perform the affirmative obligations of CombiMatrix under such License. If, notwithstanding the foregoing, any License is terminated as result of Nanogen's, or its successor in interest's, foreclosure, or acceptance of a conveyance in lieu of foreclosure, a new license between Nanogen, or the new owner of the Patent if not Nanogen, and any terminated Licensee shall be deemed created, with no further instrument required, on the same terms as any License that terminated so long as the Licensee is required to perform its material obligations under the License for the benefit of Nanogen or its successor and, unless Nanogen or its successor consents in writing, neither Nanogen nor its successor shall be required to perform the affirmative obligations of CombiMatrix under such License. Nanogen, or the new owner of the Patent if not Nanogen, and any terminated Licensee shall execute a new license agreement on the same terms as the particular terminated License, at the request of either so long as the Licensee is required to perform its material obligations under the License for the benefit of Nanogen or its successor and, unless Nanogen or its successor consents in writing, neither Nanogen nor its successor shall be required to perform the affirmative obligations of CombiMatrix under such License.

         6. OWNERSHIP OF PATENTS.

                  (a) Nanogen hereby acknowledges and agrees that CombiMatrix owns all right, title and interest in and to, and controls the Patents and any goodwill in connection therewith.

                  (b) After the Effective date of this Agreement, Nanogen shall not take any action with respect to the Patents that interferes in any respect with any licensing or similar agreement entered into by CombiMatrix or a licensee of the Patents from Combimatrix, either on, before or after the date hereof.

                  (c) Nanogen hereby waives any and all rights to make any claim of any type whatsoever with respect to the Patents.

                  (d) Nanogen shall withdraw and terminate any existing oppositions, revocations, and nullity actions and any other legal actions, if any, and shall not take any future actions challenging the validity of the Patents.

         7. LIMITED COVENANT NOT TO SUE. CombiMatrix, and its licensees or successors-in-interest to the Patents, agree to not seek to enforce the Patents against Nanogen, or its licensees or successors-in-interest, or to not seek damages from Nanogen, its licensees or successors-in-interest for past, present or future infringement of the Patents, other than for any activities involving methods or processes for the extension or synthesis of nucleic acids by electrochemical deprotection of a functionalized chemical group.

         8. RELEASE OF CLAIMS AND RESERVATION OF RIGHTS.

                  (a) CombiMatrix, Montgomery, Acacia, for themselves and their agents, successors, assigns, representatives, officers, directors, shareholders, employees, agents, Affiliates, partners, predecessors, successors, heirs, executors, and attorneys, hereby release and discharge Nanogen, and agents, successors, assigns, representatives, officers, directors, shareholders, employees, agents, Affiliates, partners, predecessors, successors, heirs, executors, and attorneys, from any and all from any and all known and unknown claims, demands, sums of money, actions, rights, causes of action, debts, obligations, costs, expenses, attorney's fees, damages, and liabilities whatsoever, relating to the Patents and giving rise to the Action. However, CombiMatrix, Montgomery, and Acacia do not intend and do not release Nanogen from any claims and defenses other than those in connection with the Patents and the Action, including without limitation any rights, remedies or defenses that CombiMatrix, Montgomery, and Acacia may have with respect to the 1996 Settlement Agreement, and any breach by Nanogen of this Agreement, the Subscription Agreement, and any other agreement executed in connection therewith.

                  (b) Nanogen, for itself and agents, successors, assigns, representatives, officers, directors, shareholders, employees, agents, Affiliates, partners, predecessors, successors, heirs, executors, and attorneys, hereby release and discharge CombiMatrix, Montgomery, Acacia, and their respective agents, successors, assigns, representatives, officers, directors, shareholders, employees, agents, Affiliates, partners, predecessors, successors, heirs, executors, and attorneys, from any and all known and unknown claims, demands, sums of money, actions, rights, causes of action, debts, obligations, costs, expenses, attorney's fees, damages, and liabilities whatsoever relating to the Patents and giving rise to the Action. However, Nanogen does not intend and does not release CombiMatrix and Montgomery from any claims and defenses other than those in connection with the Patents and the Action, including without limitation any rights, remedies or defenses that Nanogen may have with respect to the 1996 Settlement Agreement, and any breach by CombiMatrix or Montgomery of this Agreement, the Subscription Agreement, and any other agreement executed in connection therewith.

                  (c) The Parties agree that Montgomery and Nanogen are still bound by the 1996 Settlement Agreement and that Nanogen and Montgomery may enforce their rights with respect to any intellectual property (other than in the Patents) covered by such agreement.

                  (d) In the event that Nanogen seeks to assert any trade secret claim against Montgomery, CombiMatrix, or any Affiliate thereof, then any such trade secret claims shall be determined by the following procedure. Nanogen shall notify CombiMatrix and Montgomery in writing of its intention to assert such a claim. Within thirty (30) days of CombiMatrix's receipt thereof, the parties shall, in writing, provide the other with the names of three (3) arbitrators who must be certified patent attorneys, with expertise in the biotechnology area, and who have no financial or professional involvement with any party. The other side shall then have ten (10) days to select one of the arbitrators from the other party's list. The respective arbitrators shall then have thirty (30) days to select a third neutral arbitrator, with similar qualifications, to act as the third arbitrator (all three arbitrators are neutral and are hereinafter jointly referred to as the "Panel"). The proceeding shall be conducted as a binding arbitration, pursuant to California CODE OF CIVIL PROCEDURE Section 1281, ET SEQ. Except as provided for herein, the procedure for the enforcement of arbitration, the conduct of the arbitration herein, the enforcement of the arbitration award, and the rights to correct or appeal the arbitration award shall be governed by California CODE OF CIVIL PROCEDURE Sections 1282 through 1288.8, 1294 and 1294.2. The arbitration cost shall be borne equally by the parties, and the parties shall bear their own attorneys' fees. Each member of the Panel shall make the requisite disclosure set forth in California CODE OF CIVIL PROCEDURE Section 1281.9. The right to, and scope of, discovery shall be determined by the Panel, with all decisions of the Panel to be binding, so long as a majority of the Panel members concur. The provisions of California CODE OF CIVIL PROCEDURE Section 1985, ET SEQ. shall apply with respect to witnesses, and the Panel shall follow and observe California RULES OF EVIDENCE and the RULES OF JUDICIAL PROCEDURE during the arbitration, as if the arbitration were pending in a civil action before a Superior Court of the State of California. The Panel shall also follow California and Federal substantive case and choice of law, and apply the same to the evidence to be presented by the Parties in rendering their decision. It is expressly agreed that the Panel shall abide by the decision of the majority of the arbitrators. The Panel shall be permitted to issue such other orders to the Parties as are reasonably necessary to carry out the purpose and intent of this provision. The award by the Panel shall be as provided for in California CODE OF CIVIL PROCEDURE Section 1283.4.

                  (e) Notwithstanding anything in this Agreement to the contrary, no other waivers, releases, or licenses ( either expressed or implied), to other patent rights (other than Patents) are provided herein. The parties further agree that they are reserving their rights to assert their own patents or intellectual property against each other (other than as provided in the Releases and the Covenant Not to Sue)

         9. LIQUIDATED DAMAGES. The Parties acknowledge that, in agreeing as part of the settlement of the Action to dismiss its Complaint with prejudice, Nanogen is taking the risk that CombiMatrix will (i) liquidate, wind up or dissolve (or suffer any liquidation, windup or dissolution), (ii) suspend its operations other than in the ordinary course of business, (iii) be unable to generally pay its debts (including its payrolls) as such debts become due, (iv) make a general assignment for the benefit of creditors; (v) file a voluntary petition in bankruptcy or a petition or answer seeking reorganization, to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Code or under any other state or federal law relating to bankruptcy or reorganization granting relief to debtors, (vi) be adjudicated a bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any custodian, receiver or trustee for all or any substantial part of CombiMatrix's property, or (vii) materially breach this Agreement without curing the material breach within thirty (30) days of receiving written notice of such breach from Nanogen and the existence of one or more material breaches has been determined by a non-appealable, final judicial determination that CombiMatrix or Montgomery is in material breach of this Agreement. In such event, CombiMatrix agrees to pay Nanogen as liquidated damages the following: (a). The unpaid amount, if any, of the $1 million payment provided for in Paragraph 2, plus (b). A sum determined by multiplying $1.5 million times the number of years remaining from the initial time of default to the last to expire of the Patents as provided for in paragraph 4(c). In the event that CombiMatrix challenges the applicability of this provision or if this provision is held to be void and unenforceable for any reason, Nanogen shall be entitled to any and all other damages and remedies otherwise provided at law, including attorneys' fees.

         The obligation to pay liquidated damages is secured by the Patents as provided in Paragraph 5, above.

         10. CONSIDERATION. This Agreement, and the releases given herein, and the dismissals referenced herein, are supported by the mutual promises and covenants contained in this Agreement, and in the other agreements referenced herein, which the Parties agree constitute good and valuable consideration.

         11. OWN COSTS. Each party shall bear its own costs and expenses, including attorney's fees, in connection with the Action and the negotiation and execution of this Agreement.

         12. ENTIRE AGREEMENT. This Agreement and the agreements referenced herein are the entire agreements among the parties here/thereto with respect to the subject matter(s) here/thereof, and they supersede all prior and contemporaneous oral and written agreements and discussions between/among such parties with respect to such matter(s), except for the 1996 Settlement Agreement. In the event of an inconsistency between this Agreement and the 1996 Settlement Agreement, the terms of this Agreement shall apply. This Agreement may be amended only by an agreement in writing, signed by each of the signatories to this Agreement.

         13. NOT SEVERABLE. The terms and conditions of this Agreement are not severable. However, if any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or contrary to law, it shall be modified where praticable to the extent necessary so as to be enforceable (giving effect to the intention of the Parties) and the remaining provisions of this Agreement shall not be affected.

         14. WARRANTIES. As a condition of this Agreement, each of the Parties represents and warrants to each of the other Parties hereto that there has been no assignment, conveyance or transfer or purported assignment, transfer or conveyance by it of any interest in any of the Released Claims. Further, each of the Parties represents and warrants that it is the sole owner and party-in-interest regarding its respective released claims. In the event that any claim or demand should be made or litigation instituted against any Party or Parties arising out of or with respect to the Released Claims, the Party or Parties in breach of the foregoing representation and warranty shall indemnify and hold the other Party or Parties harmless from and against such claim, demand or litigation, including all attorneys' fees and costs incurred with respect to such matters.

         15. TRANSFER OF PATENTS. Any transfer of ownership (other than by license or sublicense) of the Patents by CombiMatrix shall be subject to CombiMatrix's obligations to Nanogen set forth in this Agreement.

         16. SETTLEMENT NOT AN ADMISSION. Settlement of the Action, including all negotiations leading to the settlement, the payment of consideration therefore, the contents of this Agreement and any documents executed in connection herewith are not intended to constitute and shall not constitute any admission or concession of any kind.

         17. ATTORNEY'S FEES. Should any dispute arise between the parties hereto or their legal representatives, successors and assigns concerning any provision of this Agreement or the rights and duties of any person in relation thereto, the party prevailing in such dispute shall be entitled, in addition to any other relief that may be granted, to recover attorneys' fees and legal costs in connection with such dispute.

         18. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective successors, assigns and legal representatives of the Parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Parties hereto, or their respective successors, heirs and assigns, any rights or benefits under or by reason of this Agreement.

         19. GOVERNING LAW. This Agreement shall be governed and construed under applicable federal law and the laws of the State of California, excluding any conflict of law provisions. Each party irrevocably consents to the exclusive personal jurisdiction of the federal and state courts located in San Diego or Orange County, California, as applicable, for any matter arising out of or relating to this Settlement Agreement.

         20. BINDING EFFECT. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective legal representatives, successors and assigns.

         21. EXECUTION AND COUNTERPARTS. This Agreement may be executed in any number of original counterparts. Any such counterpart, when executed, shall constitute an original of this Agreement, and all such counterparts together shall constitute one and the same Agreement. However, this Agreement will not be deemed effective until each Party has executed at least one original counterpart of this Agreement. True and correct copies may be used in lieu of the original. A facsimile signature shall be deemed to constitute an effective signature hereunder, provided that any Party submitting a facsimile signature shall immediately provide each other Party with an original signature via overnight delivery.

         22. FURTHER ASSURANCES. The Parties hereby agree to execute such further documents or instruments as may be reasonably necessary or appropriate to carry out the intention of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                               NANOGEN, INC.

                               By: /S/ VANCE R. WHITE
                                   -------------------------------------------
                                   Name:  Vance R. White
                                   Title: CEO



                               COMBIMATRIX CORPORATION

                               By: /S/ AMIT KUMAR
                                   -------------------------------------------
                                   Name:  Amit Kumar, Ph.D.
                                   Title: Chief Executive Officer and Presiden



                               By: /S/ DONALD D. MONTGOMERY
                                   -------------------------------------------
                                   Donald D. Montgomery, Ph.D.



                               ACACIA RESEARCH CORPORATION

                               By: /S/ PAUL R. RYAN
                                   -------------------------------------------
                                   Name:   Paul R. Ryan
                                   Title:  Chairman of the Board and
                                           Chief Executive Officer

                                   SCHEDULE A
                                   ----------

COMBIMATRIX CORPORATION
EQUITY OWNERSHIP
AS OF JUNE 30, 2002
(WITH WARRANT AND OPTION INFORMATION AS OF AUGUST 19, 2002)


                                                                   COMBIMATRIX PRO - FORMA OWNERSHIP
                                                                 FOLLOWING PROPOSED NANOGEN SETTLEMENT
                                                                 -------------------------------------


COMBIMATRIX CORPORATION COMMON STOCK:
     Shares owned by Acacia Research Corporation                             10,963,277 shares
     Shares owned by minority interest shareholders                           7,970,928 shares
     Potential shares issued to Nanogen pursuant to settlement                4,016,346 shares
                                                                          ---------------------

Total Capitalization - common shares                                         22,950,551 shares
                                                                          =====================

                                   SCHEDULE A

                                    EXHIBIT A
                                    ---------


                            STIPULATION FOR DISMISSAL

F. T. Alexandra Mahaney (State Bar Number 125984)
William C. Tayler (State Bar Number 171704)
BROBECK, PHLEGER & HARRISON LLP
12390 El Camino Real
San Diego, CA  92130-2081
Telephone:  (858) 720-2500
Facsimile:  (858) 720-2555

Attorney for Plaintiff/Counterdefendant NANOGEN, INC.


                          UNITED STATES DISTRICT COURT

                         SOUTHERN DISTRICT OF CALIFORNIA
                                              )
NANOGEN, INC., a Delaware Corporation,        )  Case No. 00 CV 2369 JM (RBB)
                                              )
                  Plaintiff,                  )  STIPULATION FOR DISMISSAL WITH
                                              )  PREJUDICE OF ALL CLAIMS
         v.                                   )  AND COUNTERCLAIMS
                                              )
DONALD D. MONTGOMERY, an                      )
Individual, and COMBIMATRIX CORP., a          )
Delaware Corporation, and a California        )
Corporation,                                  )
                                              )
                  Defendants.                 )
                                              )
AND RELATED COUNTERCLAIMS                     )
_____________________________________________ )


                                    EXHIBIT A

         TO ALL PARTIES AND THEIR COUNSEL OF RECORD:

         NOTICE IS HEREBY GIVEN THAT plaintiff/counterdefendant Nanogen, Inc. ("Nanogen") and defendants/counterclaimants Donald Montgomery ("Montgomery"), and CombiMatrix Corp. ("CombiMatrix"), by and through their respective counsel of record, stipulate to the voluntary dismissal with prejudice of all claims and counterclaims made in this action. Each party will bear its own costs and attorney's fees.

         NOTICE IS ALSO GIVEN that this dismissal with prejudice is made pursuant to and in accordance with the terms of the Settlement Agreement and Release between the parties dated ___.

DATED: September __, 2002           BROBECK, PHLEGER & HARRISON LLP


                                    By:
                                        ----------------------------------------
                                        F. T. Alexandra Mahaney
                                        Attorneys for Plaintiff/Counterdefendant
                                        Nanogen


DATED: September __, 2002           CAMPBELL & FLORES


                                    By:
                                        ----------------------------------------
                                        Mauricio Flores
                                        Attorneys for Defendant/Counterclaimant
                                        CombiMatrix Corp.


DATED: September __, 2002           CORBETT & STEELMAN


                                    By:
                                        ----------------------------------------
                                        Richard B. Specter
                                        Attorneys for Defendant/Counterclaimant
                                        DONALD D. MONTGOMERY


                                    EXHIBIT A

                                    EXHIBIT B
                                    ---------


                             SUBSCRIPTION AGREEMENT
                             ----------------------

         THIS SUBSCRIPTION AGREEMENT ("AGREEMENT") is entered into as of this 30th day of September, 2002, by and between CombiMatrix Corporation, a Delaware corporation ("COMBIMATRIX"), and Nanogen, Inc., a Delaware corporation ("NANOGEN").


                                R E C I T A L S:
                                ----------------

         A. CombiMatrix, Nanogen, Donald D. Montgomery and Acacia Research Corporation, a Delaware corporation ("ACACIA"), have entered into a Settlement Agreement ("SETTLEMENT AGREEMENT") of even date pursuant to which CombiMatrix has agreed to issue a certain number of shares of its Common Stock to Nanogen.

         B. Under the terms of the Settlement Agreement, CombiMatrix has agreed to issue shares of its Common Stock to Nanogen provided that Nanogen first enters into a subscription agreement substantially in the form of this Agreement.

         C. Under the terms of the Settlement Agreement, CombiMatrix has also agreed to issue additional shares of its Common Stock from time to time as described therein, provided that for each issuance of shares, Nanogen enters into a subscription agreement substantially in the form of this Agreement.

         D. The parties now desire to enter into this Agreement to set forth their agreement and understanding with respect to the issuance of such shares of Common Stock and to set forth certain rights and obligations of the parties with respect to such shares.

                               A G R E E M E N T:
                               ------------------

         NOW, THEREFORE, to implement the foregoing and in consideration of the mutual promises, covenants and agreements contained herein and in the Settlement Agreement, the parties hereto hereby agree as follows:

         1. ISSUANCE OF COMMON STOCK.

                  (a) In full satisfaction of the agreement to issue shares of CombiMatrix Common Stock to Nanogen pursuant to Section 3(c) of the Settlement Agreement, CombiMatrix hereby issues four million sixteen thousand three hundred forty six (4,016,346) shares of CombiMatrix Common Stock (the "SHARES") to Nanogen and Nanogen hereby agrees to acquire ownership of the Shares.

                  (b) Promptly after the execution and delivery of this Agreement by the parties hereto, CombiMatrix shall deliver to Nanogen a stock certificate representing the Shares.

                                   EXHIBIT B

         2. NANOGEN'S REPRESENTATIONS, WARRANTIES AND COVENANTS. Nanogen hereby acknowledges, represents and warrants to, and agrees with, CombiMatrix as follows:

                  (a) INVESTMENT INTENTION; CAPACITY TO PROTECT INTERESTS. Nanogen is acquiring the Shares solely for its own account for investment and not with a view to or for sale in connection with any distribution thereof. Nanogen will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Shares or any securities into which the Shares may convert (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any of the Shares), except in compliance with the Securities Act of 1933, as amended (the "ACT"), and the rules and regulations of the Securities and Exchange Commission (the "COMMISSION") thereunder, and in compliance with applicable state and foreign securities laws, if any. The entire legal and beneficial interest of the Shares is being acquired, and will be held, for Nanogen's account only, and neither in whole or in part for any other person or entity. Nanogen has received from CombiMatrix and read a copy of CombiMatrix's quarterly and annual financial statements for the last two fiscal years, the Form 10-K filed with the Commission by Acacia for the fiscal year ended December 31, 2002, a copy of the Form 10-Q filed with the Commission by Acacia for the fiscal quarter ended June 30, 2002 and all publicly available filings made by Acacia with the Commission on or after June 30, 2002. Nanogen has had a reasonable opportunity to ask questions of and receive answers from a person or persons on behalf of CombiMatrix regarding CombiMatrix and the Shares and all such questions have been answered to Nanogen's full satisfaction. Nanogen has a pre-existing business or personal relationship with CombiMatrix or one or more of its officers, directors or controlling persons and by reason of Nanogen's business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with and who are not compensated by CombiMatrix or any affiliate or selling agent of CombiMatrix, directly or indirectly, has the capacity to evaluate the merits and risks of an investment in CombiMatrix and to protect Nanogen's own interests in connection with this transaction. Nanogen is not relying on CombiMatrix with respect to the tax or other economic considerations of acquiring the Shares and has obtained, or has had the opportunity to obtain, the advice of Nanogen's own legal, tax and other advisors. Nanogen is a corporation with at least $5,000,000 in assets and it was not formed for the purpose of acquiring the Shares.

                  (b) PLACE OF BUSINESS. Nanogen's principal place of business is in San Diego, California.

                  (c) ECONOMIC RISKS. Nanogen has adequate means of providing for its current financial needs and contingencies, is able to bear the substantial economic risks of owning the Shares for an indefinite period of time, has no need for liquidity in such investment and could afford a complete loss of such investment. NANOGEN UNDERSTANDS AND ACKNOWLEDGES THAT ITS ACQUISITION OF THE SHARES INVOLVES A HIGH DEGREE OF RISK AND IS SUBJECT TO A RISK OF LOSS OF ALL OR A SUBSTANTIAL PART OF THE VALUE OF THE SHARES.

                  (d) TAX CONSEQUENCES. Nanogen understands that any acquisition or disposition of stock involves certain tax risks and therefore Nanogen has consulted its own tax advisors regarding all applicable tax consequences of the transactions contemplated by this Agreement.

                                   EXHIBIT B

                  (e) RESTRICTED SECURITIES. Nanogen understands that the issuance of the Shares has not been registered under the Act, the Shares must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available (such as Rule 144 under the Act). CombiMatrix, or any successor, shall register the Shares in the next registration statement that is declared effective by the SEC after the date of this Subscription Agreement, including but not limited to, the current form S-4 filed by CombiMatrix's parent, Acacia Reseach Corporation, with the Commission.

                  (f) DISPOSITION UNDER THE ACT. Nanogen understands that the Shares are restricted securities within the meaning of Rule 144 promulgated under the Act; that the exemption from registration under Rule 144 will not be available in any event for at least one year from the date of issuance of the Shares, and even then will not be available unless (i) a public trading market then exists for CombiMatrix Common Stock, (ii) adequate information concerning CombiMatrix is then available to the public, and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions. There can be no assurance that the requirements of Rule 144 will be met or that the Shares will ever be saleable. Nanogen represents that it is aware or has been made aware by its advisors of the provisions of Rule 144 and understands the resale limitations imposed thereby and by the Act.

                  (g) FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the other representations set forth in this agreement, Nanogen further agrees that it shall in no event make any disposition of all or any portion of the Shares or any securities into which the Shares convert unless and until:

                           (i) (A) There is then in effect a registration
                  statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; (B) the resale provisions of Rule 144(k) are available in the opinion of counsel to CombiMatrix; or (C)(1) Nanogen shall have notified CombiMatrix of the proposed disposition and shall have furnished CombiMatrix with a detailed statement of the circumstances surrounding the proposed disposition, (2) Nanogen shall have furnished CombiMatrix with an opinion of Nanogen's counsel to the effect that such disposition will not require registration of such shares under the Act, and (3) such opinion of Nanogen's counsel shall have been concurred with by counsel for CombiMatrix and CombiMatrix shall have advised Nanogen of such concurrence; and,

                           (ii) Any transferee of the Shares (including any
                  spouse of such transferee) agrees in writing to be bound by all terms of this Agreement.

                  (h) COMPLIANCE WITH RULE 144. If any of the Shares are to be disposed of in accordance with Rule 144, Nanogen shall transmit to CombiMatrix an executed copy of Form 144 (if required by Rule 144) no later than the time such form is required to be transmitted to the Commission for filing and such other documentation as Nanogen may reasonably require to assure compliance with Rule 144 in connection with such disposition.

                                   EXHIBIT B

                  (i) STOP TRANSFER NOTICE AND REFUSAL TO TRANSFER. Nanogen agrees that, in order to ensure compliance with the terms of this Agreement, CombiMatrix may issue appropriate stop transfer instructions to its transfer agent, if any, and that if CombiMatrix transfers its own securities, it may make appropriate notations to the same effect in its own records. Nanogen further agrees that CombiMatrix shall not be required to (i) transfer on its books any shares of CombiMatrix Common Stock that have been sold or otherwise transferred in violation of any provision of this Agreement or (ii) treat as an owner of shares of CombiMatrix Common Stock or to accord the right to vote or pay dividends to Nanogen or any transferee to whom any such shares have been transferred in violation of any provision of this Agreement. If the Shares are exchanged for securities issued by another company, such other company shall have all the same rights of CombiMatrix provided in this Section 3(i).

                  (j) LEGENDS. The certificate or certificates representing the Shares shall bear the following legend or a legend substantially equivalent thereto along with any other legends that may be required by any other agreement or by any federal, state or foreign securities laws:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THE ACT AND QUALIFIED UNDER ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SHARES, SUCH OFFER, SALE, TRANSFER, ASSIGNMENT OR OTHER DISPOSITION IS EXEMPT FROM SUCH REGISTRATION AND QUALIFICATION. THE OFFER, SALE, TRANSFER ASSIGNMENT OR ANY OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO FURTHER RESTRICTIONS SET FORTH IN THE SUBSCRIPTION AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES DATED SEPTEMBER 30, 2002 AND FURTHER RIGHTS DESCRIBED IN THE SETTLEMENT AGREEMENT BETWEEN THE ISSUER, THE HOLDER AND CERTAIN OTHER PARTIES, DATED SEPTEMBER 30, 2002, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES."

                  (k) GOOD STANDING AND ENFORCEABILITY. Nanogen has been duly incorporated and validly exists in good standing under the laws of the state of Delaware. This Agreement has been duly authorized, executed and delivered by Nanogen and constitutes a valid and legally binding obligation of Nanogen enforceable against Nanogen in accordance with its terms.

                                   EXHIBIT B

                  (l) ACCURACY OF INFORMATION. All statements about Nanogen in this Agreement are true, complete and correct in all material respects as of the date of this Agreement. The representations, warranties and agreements of Nanogen contained in this Agreement shall survive the execution and delivery of this Agreement and the issuance of the Shares.

         3. REPRESENTATIONS AND WARRANTIES BY COMBIMATRIX. CombiMatrix represents and warrants to Nanogen that (a) CombiMatrix has been duly incorporated and validly exists in good standing under the laws of the state of Delaware, (b) this Agreement has been duly authorized, executed and delivered by CombiMatrix and constitutes a valid and legally binding obligation of CombiMatrix enforceable against CombiMatrix in accordance with its terms and (c) the Shares, when issued and delivered in accordance with the terms hereof and the Settlement Agreement, will be duly and validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances other than those created pursuant to this Agreement, or otherwise in connection with the transactions contemplated hereby.

         4. RIGHT OF FIRST REFUSAL. This Section 4 applies only so long as CombiMatrix Common Stock is not publicly traded.

                  (a) If at any time a bona fide offer is received by Nanogen from a third party to purchase all or a portion of the Shares, and Nanogen desires to transfer all or a portion of the Shares to such third party, then Nanogen shall give written notice (the "OFFERING NOTICE") thereof to CombiMatrix. The Offering Notice shall specify Nanogen's intent to transfer all or a portion of the Shares including the exact number of shares intended to be transferred (the "TRANSFER SHARES"), the consideration to be received for the Transfer Shares, the identity and address of the proposed purchaser, the terms of payment and any and all other terms and conditions upon which Nanogen intends to so transfer the Transfer Shares.

                  (b) For a period of three (3) business days (the "SALES OPTION PERIOD") following the date of delivery of the Offering Notice to CombiMatrix (the "EFFECTIVE DATE"), CombiMatrix or any other party designated by CombiMatrix shall have the right, but not the obligation, to purchase all, but not less than all, of the Transfer Shares by giving written notice thereof to Nanogen within such Sales Option Period.

                  (c) If CombiMatrix or its designee elects to purchase the Transfer Shares, then CombiMatrix or its designee, as the case may be, shall have the option, in CombiMatrix's or such designee's sole and absolute discretion, to elect to purchase the Transfer Shares pursuant to the payment terms set forth in the Offering Notice.

                  (d) Unless otherwise agreed to by Nanogen and CombiMatrix or its designee, as the case may be, the closing (the "CLOSING") of a purchase by CombiMatrix or its designee of the Transfer Shares shall be held at the principal executive office of CombiMatrix on the third (3rd) business day following the expiration of the Sales Option Period. At the Closing, Nanogen shall deliver the appropriate transfer documents to transfer the Transfer Shares to CombiMatrix or its designees, as the case may be, and CombiMatrix or its transfer agent shall transfer the Transfer Shares on the books and records of CombiMatrix. In connection with such delivery, Nanogen shall simultaneously deliver a written certificate representing that the Transfer Shares are

                                   EXHIBIT B
delivered to CombiMatrix or its designee, as the case may be, free and clear of all liens, claims, pledges, or encumbrances of any kind and to the extent necessary, and any other instruments of transfer which may be reasonably required by CombiMatrix, its designee and/or Nanogen in order to effectively transfer the Transfer Shares to CombiMatrix or its designee, as the case may be.

                  (e) If CombiMatrix or its designee, as the case may be, does not elect to purchase all of the Transfer Shares pursuant to the procedures set forth above in this Section 4, then Nanogen may transfer all, but not less than all, of the Transfer Shares to the proposed transferee set forth in the Offering Notice, providing such transfer (i) is completed within ninety (90) days after the expiration of the Sales Option Period, (ii) is made at the price and terms designated in the Offering Notice, and (iii) the proposed transferee, and any spouse thereof if applicable, agrees to be bound by the terms and provisions this Agreement, with such transferee, and any spouse thereof if applicable, assuming the same rights and obligations of Nanogen under this Agreement for this purpose (with Nanogen also retaining all its rights and obligations under this Agreement if it continues to own a portion of the Shares after such transfer). If the Transfer Shares are not so transferred within the ninety (90) days following the expiration of the Sales Option Period, then all of the Shares shall again be subject to all of the restrictions of this Agreement and Nanogen shall be precluded from transferring all or any part of the Shares unless it complies with the terms of this Agreement.

         5. MISCELLANEOUS.

                  (a) NOTICES. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such mail delivery, to CombiMatix or Nanogen, as the case may be, at the following addresses or to such other address as CombiMatrix or Nanogen, as the case may be, shall specify by notice to the other:

                           (i)      if to CombiMatrix, to CombiMatrix at:

                                    CombiMatrix Corporation
                                    6500 Harbour Heights Parkway
                                    Ste. 301
                                    Mukilteo, WA  98275
                                    Attention:  Amit Kumar

                                    with a copy to:

                                    Mark J. Kelson, Esq.
                                    Allen Matkins Leck Gamble & Mallory LLP,
                                    1901 Avenue of the Stars, Suite 1800
                                    Century City, California  90067-6019

                                   EXHIBIT B
                                    if to Nanogen, to Nanogen at:

                                    Nanogen, Inc.
                                    10398 Pacific Center Court
                                    San Diego, CA 92121
                                    Attention: Vice President, Legal Affairs
                                      and Secretary

         All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

                  (b) ADJUSTMENT FOR STOCK SPLIT. All references to the number of Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend, combination, reclassification or the like applicable to the Shares which may be made by CombiMatrix after the date of this Agreement.

                  (c) ATTORNEY'S FEES. Should any dispute arise between the parties hereto or their legal representatives, successors and assigns concerning any provision of this Agreement or the rights and duties of any person in relation thereto, the party prevailing in such dispute shall be entitled, in addition to any other relief that may be granted, to recover attorneys' fees and legal costs in connection with such dispute.

                  (d) SUCCESSOR AND ASSIGNS. CombiMatrix may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the legal representatives, successors and assigns of CombiMatrix. Nanogen may not assign any of its rights or obligations under this Agreement without the prior written consent of CombiMatrix.

                  (e) GOVERNING LAW. This Agreement shall be governed and construed under the internal laws of the State of Delaware, regardless of any laws on choice of law or conflicts of law of any jurisdiction.

                  (f) BINDING EFFECT. Subject to the restrictions on transfer and assignment set forth herein, this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective legal representatives, successors and assigns.

                  (g) EXECUTION AND COUNTERPARTS. This Agreement may be executed in any number of original counterparts. Any such counterpart, when executed, shall constitute an original of this Agreement, and all such counterparts together shall constitute one and the same Agreement. However, this Agreement will not be deemed effective until each party has executed at least one original counterpart of this Agreement. True and correct copies may be used in lieu of the original. A facsimile signature shall be deemed to constitute an effective signature hereunder, provided that any party submitting a facsimile signature shall immediately provide each other party with an original signature via overnight delivery.

                  (h) FURTHER ASSURANCES. The parties hereby agree to execute such further documents or instruments as may be reasonably necessary or appropriate to carry out the intention of this Agreement.

                                   EXHIBIT B

                  (i) HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  (j) SEVERABILITY. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect, and such invalid or unenforceable provision shall be replaced with a provision that approximates the substance and spirit of the invalid or unenforceable provision as closely as possible without being invalid or unenforceable.

                  (k) ENTIRE AGREEMENT. This Agreement and the Settlement Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of CombiMatrix and Nanogen with respect to the subject matter thereof.

                  (l) AMENDMENT. This agreement may not be amended, modified or supplemented without the written agreement of both parties.

         IN WITNESS WHEREOF, CombiMatrix and Nanogen have executed this Agreement as of the date first above written.

                               COMBIMATRIX CORPORATION, a Delaware corporation


                               By:____________________________________________
                               Name:__________________________________________
                               Title:_________________________________________


                               NANOGEN, INC., a Delaware corporation


                               By:____________________________________________
                               Name:__________________________________________
                               Title:_________________________________________


                                   EXHIBIT B
                                      -8-